UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 3, 2013

Charles River Laboratories International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15943	06-1397316
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

251 Ballardvale St., Wilmington, Massachusetts		01887
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-222-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2013, the Board of Directors of Charles River Laboratories International, Inc. (the "Registrant") increased the size of the Board from eight to nine. Following the increase in the size of the Board, the Board filled the vacancy and appointed Craig B. Thompson, M.D., to the Board, effective immediately.

Dr. Thompson is expected to be appointed to a new Science and Technology Committee, which is in the process of being established. He is also expected to be appointed to the Registrant's existing Corporate Governance and Nominating Committee. There are no arrangements or understandings between Dr. Thompson and any other person pursuant to which he was selected as a director, and there are no transactions in which either Dr. Thompson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Dr. Thompson will participate in the non-employee director compensation arrangements generally applicable to all of the Registrant’s non-employee directors. Under the terms of those arrangements as currently in effect, new directors will receive, among other things, stock options and restricted stock having a target value of approximately $275,000 on the first day of the month following their initial election or appointment to the Board (in the same proportions as issued to management during that same fiscal year), utilizing Black Scholes pricing models.

Dr. Thompson is President and Chief Executive Officer, Memorial Sloan-Kettering Cancer Center. Prior to joining Memorial Sloan-Kettering Cancer Center in 2010, Dr. Thompson held various roles at the University of Pennsylvania. He currently serves as a member of the Medical Advisory Board of the Howard Hughes Medical Institute; on the Board of Directors of Merck & Co., Inc.; as a member of the Lasker Prize Jury; and as Associate Editor of the journals Cell, Immunity, and Cancer Cell. Dr. Thompson holds a number of patents related to immunotherapy and apoptosis, and is a founder of three biotechnology companies. He is an elected member of the National Academy of Sciences, the Institute of Medicine, the American Academy of Arts and Sciences, the American Society for Clinical Investigation, and the American Association of Physicians.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories International, Inc.

December 3, 2013	By:	Matthew L. Daniel

Name: Matthew L. Daniel
Title: Corporate Vice President & Deputy General Counsel